UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 20, 2025

MOLSON COORS BEVERAGE COMPANY

(Exact name of registrant as specified in its charter)

Commission File Number: 001-14829

Delaware	84-0178360
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

P.O. Box 4030, BC555, Golden, Colorado 80401

111 Boulevard Robert-Bourassa, 9th Floor, Montréal, Québec, Canada H3C 2M1

(Address of principal executive offices, including zip code)

(303) 279-6565 / (514) 521-1786

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbols	Name of each exchange on which registered
Class A Common Stock, par value $0.01	TAP.A	New York Stock Exchange
Class B Common Stock, par value $0.01	TAP	New York Stock Exchange
3.800% Senior Notes due 2032	TAP 32	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.05. Costs Associated with Exit or Disposal Activities.

On October 20, 2025, Molson Coors Beverage Company (the “Company”) announced a corporate restructuring plan designed to create a leaner, more agile Americas organization while advancing its ability to reinvest in the business and position the Company for future growth. The restructuring involves the planned elimination of approximately 400 salaried positions across the Company’s Americas business by the end of December 2025, estimated at approximately 9% of its Americas business salaried workforce, including hundreds of salaried positions that were already open from role prioritization efforts put in place earlier this year and those who may be granted voluntary severance as part of this restructuring.

In connection with the corporate restructuring, the Company currently expects to incur certain restructuring charges, which are expected to be primarily cash charges, in the range of $35 million to $50 million. Substantially all of the charges are expected to be related to severance payments and post-employment benefits to be incurred in the fourth quarter of 2025. Of the estimated aggregate amount of charges, the Company expects that approximately $35 million to $50 million will be in future cash expenditures to be made over the next twelve months. These one-time costs will vary based on specific employee elections during the workforce reduction.

The estimates of the charges and expenditures that the Company expects to incur, and the timing thereof, are subject to a number of assumptions, and actual amounts may differ materially from estimates. In addition, the Company may incur other charges or cash expenditures not currently contemplated due to unanticipated events that may occur in connection with the corporate restructuring.

Item 7.01. Regulation FD Disclosure.

A copy of the Company’s news release dated October 20, 2025, regarding the corporate restructuring is attached hereto as Exhibit 99.1 and is hereby incorporated into this Item 7.01 by reference.

The information in Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Forward-Looking Statements.

This Current Report on Form 8-K contains “forward-looking statements” within the meaning of the U.S. federal securities laws. Words such as “expects,” “intend,” “goals,” “plans,” “believes,” “continues,” “may,” “anticipate,” “seek,” “estimate,” “outlook,” “trends,” “future benefits,” “potential,” “projects,” “strategies,” “estimates” and variations of such words and similar expressions are intended to identify forward-looking statements. From time to time, the Company may also provide oral or written forward-looking statements in other materials the Company releases to the public. Such forward-looking statements are subject to the safe harbor created by the Private Securities Litigation Reform Act of 1995. Statements that refer to characterizations of future events or circumstances are forward-looking statements, and include, but are not limited to, the expected benefits of the organizational restructuring, the estimated range of restructuring charges and timing of cash charges and position eliminations related to the organizational restructuring, including the amount and timing of such figures. In addition, statements that the Company makes in this Current Report on Form 8-K that are not statements of historical fact may also be forward-looking statements.

Although the Company believes that the assumptions upon which its forward-looking statements are based are reasonable, it can give no assurance that these assumptions will prove to be correct. Important factors that could cause actual results to differ materially from the Company’s historical experience, and present projections and expectations include, but are not limited to, the potential for increased restructuring costs or difficulty retaining key employees due to the restructuring; and other risk factors described from time to time in the Company’s filing with the Securities and Exchange Commission, including the Company’s most recent annual report on Form 10-K and subsequent quarterly reports on Form 10-Q. All forward-looking statements in this Current Report on Form 8-K are expressly qualified by such cautionary statements and by reference to the underlying assumptions. You should not place undue reliance on forward-looking statements, which speak only as of the date they are made. The Company does not undertake to update forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Document Description
99.1	News Release of Molson Coors Beverage Company dated October 20, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOLSON COORS BEVERAGE COMPANY

Date:	October 20, 2025	By:	/s/ Natalie G. Maciolek
Natalie G. Maciolek
Chief Legal, Communications & Government Affairs Officer and Secretary

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